Exhibit 99.1

NEWS RELEASE

For Release:        Immediately

Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES REPORTS RECORD Q4 AND FULL YEAR RESULTS

Calhoun, Georgia, February 9, 2017 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2016 fourth quarter record net earnings of $234 million and diluted earnings per share (EPS) of $3.13, a 22% increase versus prior year. Excluding restructuring, acquisition expenses and other charges, net earnings were $243 million, and EPS was $3.26, a 16% increase over last year’s fourth quarter adjusted EPS. Net sales for the fourth quarter of 2016 were $2.2 billion, up 9% versus the prior year’s fourth quarter as reported and 7% on a legacy basis applying constant days and currency rates. For the fourth quarter of 2015, net sales were $2.0 billion, net earnings were $192 million and EPS was $2.57; excluding restructuring, acquisition and other charges, net earnings were $210 million and EPS was $2.82.
For the twelve months ending December 31, 2016, net earnings and EPS were $930 million and $12.48, respectively. Net earnings excluding restructuring, acquisition expenses and other charges were $940 million, and EPS was $12.61, an increase of 24% over the twelve-month period adjusted EPS result in 2015. For the twelve-month period, net sales were $9.0 billion, an increase of 11% versus prior year as reported and 5.5% on a legacy basis applying constant currency rates. For the twelve-month period ending December 31, 2015, net sales were $8.1 billion, net earnings were $615 million and EPS was $8.31; excluding restructuring, acquisition expenses and other charges, net earnings and EPS were $756 million and $10.20.
Commenting on Mohawk Industries’ fourth quarter and full year performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “In the fourth quarter, our sales and earnings per share set records for the period. Our operating margin for the quarter rose to 14.0%, a 150 basis point improvement over the prior year and the highest fourth quarter result in the company’s history.

“For the full year, Mohawk delivered an outstanding performance. Our revenues for the year rose to an all-time high, our EBITDA increased to $1.7 billion and we generated adjusted operating income of $1.3 billion, up 24% over the prior year, the highest in our history. In 2016, our capital investments were our most ever at approximately $670 million. In 2016 alone, process improvements from new methods, product re-engineering and equipment upgrades have increased our productivity by $140 million. To continue our growth, we will make even greater internal investments this year to expand capacity and enter new markets. We are also adding unique capabilities to introduce more differentiated products and anticipate even higher productivity improvements in the coming year.
“For the quarter, our Global Ceramic Segment sales increased 5% as reported and on a constant days and currency basis. Operating income for the segment rose approximately 17% as reported to an operating margin of 14%. Sales in our North American ceramic business improved with new construction, commercial and home center channels outperforming. Our new larger sizes, contemporary shapes and proprietary Reveal Imaging are enhancing our styling and sales growth. Our greenfield ceramic plant in Tennessee became fully operational in the period and should reach planned efficiency levels in the first quarter. We are introducing higher value products at the facility to improve the product mix in the plant. In Mexico, our sales grew significantly but will be constrained until our Salamanca expansion is completed later this year. In the U.S. and Mexico, we have announced price increases on selected products to offset inflation in labor, energy and materials. Our European ceramic sales and margins improved as we enhanced our product offering and style leadership. In Russia, we continue to outperform the market as we bring leading global design to the region. We are installing additional capacity to support the expected expansion of the Russian economy.
“During the quarter, our Flooring North America Segment’s sales increased 10% as reported or 8.5% on a constant day’s basis. Operating income grew 18.5% to a margin of 14.5% as reported, or 15% excluding restructuring, integration and other charges. Residential carpet sales improved despite decreased selling prices from channel mix and growth in polyester. Our price increase of 3 to 5% to cover rising costs is being implemented in the first quarter. We are introducing SmartStrand Silk Reserve, which elevates luxuriously soft carpet to an unprecedented level, and AirO, a patented recycled polyester technology that produces a unique, more elegant soft flooring product that is installed in half the time. During the period, our commercial business grew faster than residential as a result of our investments in products and sales last year. Our hard surface sales, including LVT, laminate, wood and vinyl, continued their dramatic expansion. Our LVT plant made significant improvements during the period, and we are installing another production line that will double our U.S. capacity by the end of this year. We are introducing SolidTech, a new rigid product, to complement our existing flexible LVT collections. Our premium laminate products with realistic visuals and proprietary water resistance continue to outperform the market. We are introducing more refined visuals and longer planks that replicate solid wood from our new engineered wood plant.
“For the quarter, our Flooring Rest of the World Segment’s sales increased 14%, and operating income grew 41% as reported. Legacy sales rose 7% on a constant currency basis, and adjusted operating income increased 20% to a 17% margin. Our sales growth in the period was led by LVT, laminate and insulation products. Both our sheet vinyl and wood sales were hampered by prior manufacturing disruptions, which we have overcome. Our segment margins increased due to improved mix, the success of our new introductions and price increases, which offset cost inflation and currency changes. To maximize LVT production, we have implemented numerous operational improvements that increased our throughput and reduced our manufacturing costs. We continue to invest in sales and marketing to expand the distribution of our LVT products in anticipation of our capacity increasing this year. In laminate, we continue to grow our sales and margins through design and performance innovation. Sales of our insulation products increased significantly as we realigned the management and sales strategies of our acquired and legacy businesses. We are initiating the sale of carpet tile products in Europe to establish distribution that will support a new carpet tile plant that we are building in Belgium this year. We have approved a new sheet vinyl plant in Russia adjacent to our ceramic facility that will be operational next year.

“In January, we entered into an agreement to acquire a ceramic company in Italy located near our existing facilities. We anticipate product, sales and manufacturing synergies that will enhance our cost position and strengthen our combined brands and distribution.
“Today, Mohawk is in the best position in the company’s history. In 2016, we delivered record results as our investment strategy to enhance our product innovation, brands and service continued to benefit our customers and provide the returns we expected. In 2017, we anticipate sales to grow similarly to last year on a local basis with operating margins improving slightly, excluding acquisitions and intellectual property. This year we will absorb about $45 million in start-up manufacturing and related marketing expenses in addition to other cost inflation. Across the enterprise, we are investing to increase our sales growth by expanding our capacity, broadening our product portfolio and entering new markets. Even with the considerable investments we have made since 2013, our financial leverage is historically low at 1.4x EBITDA. We believe there are potential acquisitions in our current markets and product categories as well as opportunities in new geographies and complementary products. Our organization and balance sheet can support significant additional investments to increase our business and enhance shareholder value. Taking all of this into account, our EPS guidance for the first quarter of 2017 is $2.64 to $2.73, which represents an 11% to 15% increase over first quarter 2016.

ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, IVC, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step and Unilin. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, February 10, 2017, at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 50983195. A replay will be available until Friday, March 10, 2017, by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 50983195.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
Consolidated Statement of Operations	Three Months Ended		Twelve Months Ended
(Amounts in thousands, except per share data)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Net sales	$2,182,566	1,997,997	8,959,087	8,071,563
Cost of sales	1,491,567	1,375,787	6,146,262	5,660,877
Gross profit	690,999	622,210	2,812,825	2,410,686
Selling, general and administrative expenses	385,727	372,968	1,532,882	1,573,120
Operating income	305,272	249,242	1,279,943	837,566
Interest expense	8,485	18,480	40,547	71,086
Other expense (income), net	(3,190)	11,525	(1,729)	17,619
Earnings before income taxes	299,977	219,237	1,241,125	748,861
Income tax expense	65,469	27,232	307,559	131,875
Net earnings including noncontrolling interest	234,508	192,005	933,566	616,986
Net earnings attributable to noncontrolling interest	760	446	3,204	1,684
Net earnings attributable to Mohawk Industries, Inc.	$233,748	191,559	930,362	615,302

Basic earnings per share attributable to Mohawk Industries, Inc.
Basic earnings per share attributable to Mohawk Industries, Inc.	$3.15	2.59	12.55	8.37
Weighted-average common shares outstanding - basic	74,164	73,924	74,104	73,516

Diluted earnings per share attributable to Mohawk Industries, Inc.
Diluted earnings per share attributable to Mohawk Industries, Inc.	$3.13	2.57	12.48	8.31
Weighted-average common shares outstanding - diluted	74,638	74,475	74,568	74,043

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$104,379	94,025	409,467	362,647
Capital expenditures	$211,365	151,587	672,125	503,657

Consolidated Balance Sheet Data
(Amounts in thousands)
	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$121,665	81,692
Receivables, net	1,376,151	1,257,505
Inventories	1,675,751	1,607,256
Prepaid expenses and other current assets	297,945	303,519
Total current assets	3,471,512	3,249,972
Property, plant and equipment, net	3,370,348	3,147,118
Goodwill	2,274,426	2,293,365
Intangible assets, net	834,606	936,541
Deferred income taxes and other non-current assets	279,704	307,404
Total assets	$10,230,596	9,934,400
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$1,382,738	2,003,003
Accounts payable and accrued expenses	1,335,582	1,256,025
Total current liabilities	2,718,320	3,259,028
Long-term debt, less current portion	1,128,747	1,188,964
Deferred income taxes and other long-term liabilities	576,346	603,593
Total liabilities	4,423,413	5,051,585
Redeemable noncontrolling interest	23,696	21,952
Total stockholders' equity	5,783,487	4,860,863
Total liabilities and stockholders' equity	$10,230,596	9,934,400

Segment Information	Three Months Ended		As of or for the Twelve Months Ended
(Amounts in thousands)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Net sales:
Global Ceramic	$749,146	711,691	3,174,706	3,012,859
Flooring NA	970,136	879,765	3,865,746	3,602,112
Flooring ROW	463,284	406,508	1,918,635	1,456,898
Intersegment sales	—	33	—	(306)
Consolidated net sales	$2,182,566	1,997,997	8,959,087	8,071,563

Operating income (loss):
Global Ceramic	$102,080	87,583	478,448	414,154
Flooring NA	140,311	118,410	505,115	264,271
Flooring ROW	70,735	50,206	333,091	203,370
Corporate and eliminations	(7,854)	(6,957)	(36,711)	(44,229)
Consolidated operating income	$305,272	249,242	1,279,943	837,566

Assets:
Global Ceramic			$4,024,859	3,846,133
Flooring NA			3,410,856	3,164,525
Flooring ROW			2,689,592	2,805,246
Corporate and eliminations			105,289	118,496
Consolidated assets			$10,230,596	9,934,400

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net earnings attributable to Mohawk Industries, Inc.	$233,748	191,559	930,362	615,302
Adjusting items:
Restructuring, acquisition and integration-related and other costs	16,214	30,820	60,523	74,604
Acquisitions purchase accounting (inventory step-up)	—	21	—	13,337
Legal settlement and reserves	—	(2,520)	(90,000)	124,480
Release of indemnification asset	3,004	11,180	5,371	11,180
Tradename impairment	—	—	47,905	—
Deferred loan costs	—	—	—	651
Income taxes - reversal of uncertain tax position	(3,004)	(11,180)	(5,371)	(11,180)
Income taxes	(6,678)	(9,889)	(8,443)	(72,872)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$243,284	209,991	940,347	755,502

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$3.26	2.82	12.61	10.20
Weighted-average common shares outstanding - diluted	74,638	74,475	74,568	74,043

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
December 31, 2016
Current portion of long-term debt and commercial paper	$1,382,738
Long-term debt, less current portion	1,128,747
Less: Cash and cash equivalents	121,665
Net Debt	$2,389,820

Reconciliation of Operating Income to Adjusted EBITDA
(Amounts in thousands)					Trailing Twelve
	Three Months Ended				Months Ended
	April 2, 2016	July 2, 2016	October 1, 2016	December 31, 2016	December 31, 2016
Operating income	$245,672	350,692	378,307	305,272	1,279,943
Other (expense) income	(3,429)	5,807	(3,839)	3,190	1,729
Net (earnings) loss attributable to non-controlling interest	(569)	(926)	(949)	(760)	(3,204)
Depreciation and amortization	100,194	101,215	103,680	104,379	409,468
EBITDA	341,868	456,788	477,199	412,081	1,687,936
Restructuring, acquisition and integration-related and other costs	7,718	6,020	30,572	16,214	60,524
Acquisitions purchase accounting (inventory step-up)	—	—	—	—	—
Legal settlement and reserves	—	—	(90,000)	—	(90,000)
Release of indemnification asset	—	—	2,368	3,004	5,372
Tradename impairment	—	—	47,905	—	47,905
Adjusted EBITDA	$349,586	462,808	468,044	431,299	1,711,737

Net Debt to Adjusted EBITDA					1.4

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate and Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net sales	$2,182,566	1,997,997	8,959,087	8,071,563
Adjustment to net sales on constant shipping days	(23,872)	—	—	—
Adjustment to net sales on a constant exchange rate	16,731	—	68,962	—
Net sales on a constant exchange rate and constant shipping days	2,175,425	1,997,997	9,028,049	8,071,563
Less: impact of acquisition volume	(38,436)	—	(509,172)	—
Net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$2,136,989	1,997,997	8,518,877	8,071,563

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Constant Shipping Days
(Amounts in thousands)
	Three Months Ended
Global Ceramic	December 31, 2016	December 31, 2015
Net sales	$749,146	711,691
Adjustment to net sales on constant shipping days	(8,224)	—
Adjustment to segment net sales on a constant exchange rate	5,134	—
Segment net sales on a constant exchange rate and constant shipping days	$746,056	711,691

Reconciliation of Segment Net Sales to Segment Net Sales on Constant Shipping Days
(Amounts in thousands)
	Three Months Ended
Flooring NA	December 31, 2016	December 31, 2015
Net sales	$970,136	879,765
Adjustment to net sales on constant shipping days	(15,647)	—
Segment net sales on constant shipping days	$954,489	879,765

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Flooring ROW	December 31, 2016	December 31, 2015
Net sales	$463,284	406,508
Adjustment to segment net sales on a constant exchange rate	11,597	—
Segment net sales on a constant exchange rate and constant shipping days	474,881	406,508
Less: impact of acquisition volume	(38,436)	—
Segment net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$436,445	406,508

Reconciliation of Gross Profit to Adjusted Gross Profit Excluding Acquisition Impact
(Amounts in thousands)
	Three Months Ended
	December 31, 2016	December 31, 2015
Gross Profit	$690,999	622,210
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	12,218	15,945
Acquisitions purchase accounting (inventory step-up)	—	21
Adjusted gross profit	$703,217	638,176
Less: impact of acquisition	(7,650)	—
Adjusted gross profit excluding acquisition impact	$695,567	638,176

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	December 31, 2016	December 31, 2015
Selling, general and administrative expenses	$385,727	372,968
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(3,996)	(14,875)
Legal settlement and reserves	—	2,520
Adjusted selling, general and administrative expenses	$381,731	360,613

Reconciliation of Operating Income to Adjusted Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Operating income	$305,272	249,242	1,279,943	837,566
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	16,214	30,820	59,847	74,604
Legal settlement and reserves	—	(2,520)	(90,000)	124,480
Tradename impairment	—	—	47,905	—
Acquisitions purchase accounting (inventory step-up)	—	21	—	13,337
Adjusted operating income	321,486	277,563	1,297,695	1,049,987
Adjustment to operating income on a constant exchange rate	5,080	—	19,248	—
Adjusted operating income on a constant exchange rate	$326,566	277,563	1,316,943	1,049,987

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Global Ceramic	December 31, 2016	December 31, 2015
Operating income	$102,080	87,583
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	1,303	4,872
Adjusted segment operating income	$103,383	92,455

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring NA	December 31, 2016	December 31, 2015
Operating income	$140,311	118,410
Adjustments to segment operating income:
Legal settlement and reserves	—	(2,520)
Restructuring, acquisition and integration-related and other costs	5,826	8,852
Adjusted segment operating income	$146,137	124,742

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring ROW	December 31, 2016	December 31, 2015
Operating income	$70,735	50,206
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	8,903	16,254
Acquisitions purchase accounting (inventory step-up)	—	21
Adjusted segment operating income	$79,638	66,481

Free Cash Flow
(Amounts in thousands)
	Twelve Months Ended
	December 31, 2016	December 31, 2015
Net cash provided by (used in) operating activities	$1,327,553	911,873
Less: Capital expenditures	672,125	503,657
Free cash flow	$655,428	408,216

Reconciliation of Earnings Including Noncontrolling Interests Before Income Taxes to Adjusted Earnings Including Noncontrolling Interests Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	December 31, 2016	December 31, 2015
Earnings before income taxes	$299,977	219,237
Noncontrolling interests	(760)	(446)
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related & other costs	16,214	30,820
Acquisitions purchase accounting (inventory step-up)	—	21
Legal settlement and reserves	—	(2,520)
Release of indemnification asset	3,004	11,180
Adjusted earnings including noncontrolling interests before income taxes	$318,435	258,292

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	December 31, 2016	December 31, 2015
Income tax expense	$65,469	27,232
Income taxes - reversal of uncertain tax position	3,004	11,180
Income tax effect of adjusting items	6,678	9,889
Adjusted income tax expense	$75,151	48,301

Adjusted income tax rate	23.6%	18.7%

The Company supplements its consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying underlying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and they can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation, more or fewer shipping days in a period, and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the company’s core operating performance. Items excluded from the Company’s non-GAAP profitability measures include:restructuring, acquisition and integration-related and other costs, legal settlements and reserves, tradename impairments, acquisition purchase accounting (inventory step-up), release of indemnification assets and the reversal of uncertain tax positions.